Exhibit 5.1

December 23, 2021

Siyata Mobile Inc. 1001 Lenoir Street Montreal, QB H4C 2Z6

Dear Sirs/Mesdames:

Re:	Siyata Mobile Inc. – Registration Statement on Form F-1

We have acted as Canadian legal counsel to Siyata Mobile Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 originally filed on December 14, 2021 (as amended and supplemented from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the offering (the “Offering”) for sale to Maxim Group LLC (the “Underwriters”) of (A) units (each, a “Unit”), each Unit consisting of one common share without par value per share in the capital of the Company (each, a “Common Share” and the Common Shares sold as part of the Units, the “Firm Shares”) together with a warrant to purchase one Common Share (each, a “Warrant”, and the Warrants sold as part of the Units, the “Firm Warrants”); and (B) pre-funded units (each, a “Pre-Funded Unit”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrant”), and one Warrant to purchase one Common Share (each, a “Pre-Funded Warrant Share”), in lieu of Units sold as part of the Offering, in each case at an offering price to be determined by the Company and the Underwriters (the “Offering Price”).

The Units will not be issued or certificated, and, although the Firm Shares and Firm Warrants will be purchased together in the Offering, the Offered Shares and Offered Warrants will be issued separately. Each Warrant entitles the holder to purchase one Common Share (each a “Warrant Share”) at an exercise price per Warrant Share at an exercise price to be determined by the Company and the Underwriters, equal to no less than 100% of the final Offering Price of the Units sold in the Offering for a period of five years following its date of issue. Each Pre-Funded Warrant entitles the holder to purchase one Pre-Funded Warrant Share at an exercise price per Pre-Funded Warrant Share of USD$0.01.

The Company has granted the Underwriters a 45-day over-allotment option, exercisable one or more times in whole or in part, to purchase up to an additional 15% of additional Common Shares (together with the Firm Shares and the Pre-Funded Warrant Shares, the “Shares”) and/or up to an additional 15% of additional Warrants.

Pursuant to the underwriting agreement to be entered into among the Company and the Underwriters, the Company agrees to issue to the Underwriters, as partial compensation for their services, common share purchase warrants (each, an “Underwriter Warrant”) in an amount equal to 5% of the Shares sold in the Offering. Each Underwriter Warrant will entitle the holder to purchase one Share (each, an “Underwriter Warrant Share”) commencing on the effective date of the Registration Statement at a price per Underwriter Warrant Share equal to no less than 110% of the final Offering Price of the Units sold in the Offering and expiring five years following its date of issue.

In connection with this opinion, we have reviewed and relied upon the Registration Statement and Prospectus, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the British Columbia Business Corporations Act. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	The Units have been duly authorized by all necessary corporate action by the Company.

2.	The Shares have been duly authorized and, when the Shares are issued and sold in the manner and under the terms described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

3.	The Warrants and the Pre-Funded Warrants have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, liquidation, fraudulent conveyance, or other similar law affecting creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance.

4.	The Underwriter Warrants have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, liquidation, fraudulent conveyance, or other similar law affecting creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance.

5.	The Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants as contemplated by the Warrants, will be validly issued, fully paid, and non-assessable.

6.	The Pre-Funded Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Pre-Funded Warrants as contemplated by the Pre-Funded Warrants, will be validly issued, fully paid, and non-assessable.

7.	The Underwriter Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Underwriter Warrants as contemplated by the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 8.a. of Form F-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours very truly,

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